Distribution Financial Services RV Trust 1999-1
April 17, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance        $777,752,005.36
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                         Prior                               Current
          Class     Principal Pymts. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal
          A-1              $0.00        0.0000000                  $0.00        0.0000000
          A-2              $0.00        0.0000000         $16,560,284.25      414.5066124
          A-3              $0.00        0.0000000                  $0.00        0.0000000
          A-4              $0.00        0.0000000                  $0.00        0.0000000
          A-5              $0.00        0.0000000                  $0.00        0.0000000
          A-6              $0.00        0.0000000                  $0.00        0.0000000
            B              $0.00        0.0000000                  $0.00        0.0000000
            C              $0.00        0.0000000                  $0.00        0.0000000

Distribution Allocable to Interest on Notes
                             Prior                            Current
Class     Rate          Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1         4.97%             $0.00        0.0000000               $0.00        0.0000000
A-2         5.38%             $0.00        0.0000000         $497,078.64        2.1846826
A-3         5.70%             $0.00        0.0000000         $940,490.50        4.7500000
A-4         5.84%             $0.00        0.0000000         $937,524.40        4.8666667
A-5         5.97%             $0.00        0.0000000         $794,616.95        4.9750000
A-6         6.02%             $0.00        0.0000000         $322,902.77        5.0166667
  B         6.36%             $0.00        0.0000000         $132,500.00        5.3000000
  C         7.23%             $0.00        0.0000000         $120,500.00        6.0250000

Note Balance After Giving Effect to Principal Distribution

Class        Beginning Balance     Pool Factor  Ending Balance     Pool Factor
A-1                 0.00         0.0000000              $0.00        0.0000000
A-2      $141,996,788.09         1.0000000    $ 94,312,275.01      414.5066124
A-3      $197,998,788.09         1.0000000    $197,998,000.00        1.0000000
A-4      $192,642,000.00         1.0000000    $192,642,000.00        1.0000000
A-5      $159,722,000.00         1.0000000    $159,722,000.00        1.0000000
A-6      $ 64,366,000.00         1.0000000    $ 64,366,000.00        1.0000000
  B      $ 25,000,000.00         1.0000000    $ 25,000,000.00        1.0000000
  C      $ 20,000,000.00         1.0000000    $ 20,000,000.00        1.0000000
Servicing Fee                                                                                    $324,063.34
Servicing Fee Per $1,000 of Orig.Note                                                                  $0.32

Realized Losses                                                                                  $778,597.13

Reserve Account Balance                                                                       $17,602,545.15

Payments Received with Respect to Receivables During Most Recently Ended Collection Period    $21,165,209.69
          Interest Payments Received                                                           $5,890,716.23
          Scheduled Principal Payments Received                                                $5,051,770.10
          Principal Prepayments Received                                                      $10,222,723.36

Distribution to Residual Interestholders                                                               $0.00

Noteholders' Interest Carryover Shortfall                                                              $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                              $0.00

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period            $0.00

Ending Pool Balance                                                                          $761,656,843.44
Ending Pool Factor                                                                                0.76165425